FOR IMMEDIATE RELEASE
November 23, 2004

Public Company Management Corporation Awarded Compliance Contract with Winfield Financial Group, Inc.

LAS VEGAS, NV – Public Company Management Corporation (OTC BB: PUBC) has announced its subsidiary, Public Company Management Services (PCMS) and its principal, Stephen Brock, have been awarded a compliance and consulting contract with Winfield Financial Group, Inc. (OTC BB: WFLD).  Winfield Financial Group, Inc. recently completed a reverse merger transaction with Health Care Business Services Group, Inc. (HBSGI), a medical billing and software firm.  An official name and ticker symbol change is currently pending.

Under the terms of the contract, Public Company Management Services and Stephen Brock will receive 500,000 shares of Winfield Financial Group, Inc. common stock.

Chandana Basu, COO and President of HBSGI – currently a (wholly-owned subsidiary) d/b/a of Winfield Financial Group, Inc. – noted “Public Company Management Corporation has an excellent track record of ensuring corporate compliance in an ever-changing arena.  We felt we needed a trusted partner with a comprehensive scope of services to assist HBSGI in effectively transitioning from a private to a publicly-held entity.  Public Company Management Corporation unquestionably provides a complete service.”

“Without proper guidance and management and with the myriad of complex regulations that exists specifically with regards to the Sarbanes-Oxley Act regulations, not having a comprehensive compliance strategy often will hinder the opportunities for growth for public companies, especially smaller ones,” noted Stephen Brock, President & CEO of Public Company Management Corporation.  “Public Company Management Corporation is pleased to be able to offer a complete spectrum of solutions through its subsidiary PCMS that helps our publicly traded clients feel comfortable and confident in their regulatory position.  This reassurance enables our clients to aggressively build their business and legitimately create awareness for the company’s common stock.”

About Public Company Management Corporation
Public Company Management Corporation (OTC BB: PUBC) helps small businesses create long-term value for their companies, shareholders and partners by participating in public capital markets.  PCMC supports the full lifecycle of entering the public market:

1

Education - Pubco White Papers (www.PubcoWhitePapers.com), a subsidiary of PCMC, hosts a comprehensive body of knowledge on private and public equity markets.  GoPublicToday.com (www.GoPublicToday.com), another PCMC subsidiary, offers free access to a Registered Investment Adviser and Licensed Broker-Dealer to qualified entrepreneurs and senior executives.

2

Registration and listing - GoPublicToday.com is a Registered Investment Advisory firm that provides a complete solution to help small companies register securities for public offerings and obtain a listing on the OTCBB or Pink Sheets.  GoPublicToday.com under its d/b/a Foreign Company Listing, (www.ForeignCompanyListing.com) aids foreign companies in going public in the U.S. markets.

3

Regulatory compliance - Public Company Management Services (www.PCMS-Team.com) assists new and existing public companies in negotiating the new complexities of maintaining a public company and creating sustainable and affordable compliance processes.

PCMC practices an agile project-centric business model leveraging technology that brings over 600 years of the best industry expertise to bear on every client project, ensuring repeatable client success and a scalable cost model.  A unique equity-based fee structure minimizes cash outlay for clients, ensures total commitment to client success, and maximizes shareholder value when those clients are successful.

PCMC leads by example, demonstrating to current and future clients best practices in taking a company public, investor relations, public relations, regulatory compliance, and raising capital.

For More Information:
Stephen Brock, President/CEO
Public Company Management Corporation (OTC BB: PUBC)
5770 El Camino Blvd.
Las Vegas, NV 89118
702.222.9076
www.PublicCompanyManagement.com
info@PublicCompanyManagement.com

About Health Care Business Services Group, Inc. – a d/b/a of Winfield Financial Group, Inc. (OTC BB: WFLD)
HBSGI’s traditional core competency is in medical billing services. The company has a successful fourteen year track record of assisting various health care providers successfully enhance their billing function. HBSGI continues to increase relationships with physicians and medical specialty practices around the country.  HBSGI also owns and markets AutoMed Software, a medical service software suite, which streamlines and automates electronic medical billing services. It is the first in its class and the only automated full service product on the market.  HBSGI is in the process of developing its first Surgical Center. The company will be a value-added developer and manager of high-quality surgery centers in each geographic market where it’s medical billing business currently operations.

For More Information:

Chandana Basu, President/COO

1126 W. Foothill Blvd, Suite 105
Upland, CA 91786

909.608.2035
www.thenewhbsgi.com

Forward-looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains or may contain forward-looking statements such as statements regarding the Company's growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction, and trends in the industry in which the Company operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.